Exhibit 10.5

LOCK UP AGREEMENT

Made this 20th day of October, 2006.

BETWEEN:

PACIFIC COPPER CORP.,

(herein called “Pacific Copper”)

- and -

The Parties listed on Schedule A

(herein called “Shareholders”)

WHEREAS, Pacific Copper proposed to file a registration including common shares held by the parties listed on Schedule A;

NOW THEREFORE, the parties hereto agree as follows:

1.	In consideration of Pacific Copper agreeing to register the common shares (the “Shares”) held by the Shareholders, the Shareholders agree that Shares shall be subject to the following restrictions.

2.
The Shareholders agree that up to 25% of the Shares may be re-sold when the registration statement becomes effective, 25% may be re-sold six months from the date of effectiveness, 25% may be re-sold twelve months from the date of effectiveness and 25% may be re-sold eighteen months from the date of effectiveness. Each Shareholder will be issued four certificates for the Shares and three of those certificates will be legended to reflect the forgoing restrictions on re-sale.

3.	It is agreed that the Shares will not be certificated until the registration statement becomes effective.

4.
There can be no assurance that the Company’s registration statement will be declared effective by the Securities and Exchange Commission. The Shares may not be resold unless registered under the Securities Act of 1933 as amended and may not be sold, offered for sale of transferred unless such sale or transfer is in compliance without exceptions from registration and an opinion of council satisfactory in form and substance to counsel for the Company, that this transaction will not result in a violation of United Stated Federal or State Law.

5.	This Agreement is in addition to and not substitution of the agreement under which the Shareholder acquired the Shares originally.

6.
This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the date first written above,

PACIFIC COPPER CORP.

By:	/s/ Todd Montgomery
Its President

/s/ Michele Marrandino
Michele Marrandino

/s/ James Christiansen
James Christiansen

/s/ Scott Evans
Scott Evans

/s/ J. L. Guerra Jr.
J. L. Guerra Jr.

/s/ Janet Shuttleworth
Janet Shuttleworth

/s/ Joanne Hughes
Joanne Hughes

Agosto Corporation Limited

By: /s/ Gordon Murphy
Its: President

Woodburn Holdings Ltd.

By: R.M. Baker
Its: President/Secretary

/s/ Melanie Ann Pierce
Melanie Ann Pierce

SCHEDULE A

# of Shares

Michele Marrandino	800,000
200-1224 Hamilton St.
Vancouver, BC V6B 2S8

Woodburn Holdings Ltd.	800,000
885 Pryford Road
West Vancouver, BC V7S 2A2

James Christiansen	850,000
3303 Harbor Blvd., Ste F-6
Costa Mesa, CA 92626

Scott Evans	695,162
45 Flax Rd.
Moose Jaw, Sask S6J 1L1

J. L. Guerra Jr.
11202 Disco Drive, Suite 121
San Antonio, TX 78216

Janet Shuttleworth	750,000
2332 Newcastle Crescent
Oakville, Ontario L6M 4P6

Joanne Hughes	550,000
1415 Hazelton Blvd., Unit #32
Burlington, Ontario L7P 4W6

Agosto Corporation Limited	3,145,163
30E Lower Halcyon Heights
Lascelles, St. James
Barbados BB 24119

Melanie Ann Pierce	845,162
515 Thorain Blvd.
San Antonia, TX 78212